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FOR IMMEDIATE RELEASE

For Further Information, Contact:
Investor Relations:	Corporate Communications:
Todd Friedman or Stacie Bosinoff	Jason Treu
The Blueshirt Group	RightNow Technologies
415.217.5869	972.232.3977 Desk
todd@blueshirtgroup.com	214.893.3096 Cell
stacie@blueshirtgroup.com	jtreu@rightnow.com

RIGHTNOW TECHNOLOGIES REPORTS

FIRST QUARTER 2006 FINANCIALRESULTS

Company announces record quarterly bookings of $37.6 million and 97 new customers

BOZEMAN, MONT. (April 24, 2006)—RightNow®Technologies, Inc. (NASDAQ: RNOW), today announced results for the first quarter ended March 31, 2006. RightNow reported its 33rd consecutive quarter of revenue growth, with first quarter consolidated revenue of $24.6 million, an increase of 34 percent from the first quarter of 2005.

GAAP net loss in the first quarter of 2006 was $(440,000) or $(0.01) per diluted share, compared to net income of $801,000, or $0.02 per diluted share, in the first quarter of 2005. First quarter 2006 non-GAAP net income per diluted share was $0.01, which excludes the effect of the new accounting standard for stock-based compensation.

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RightNow added 97 new customers and handled 281 million customer interactions during the first quarter. New, renewed and expanded customer relationships during the first quarter of 2006 included Crutchfield Corporation, Deltek, Electronic Arts, HanseNet Telekommunikations GmbH, London Underground Ltd., Overstock.com, Ricoh, Scholastic Inc., Sharper Image, Ticketmaster, and Virgin America Inc.

“We are very excited to start the year with record bookings, driven by our increasing penetration with large enterprises and the public sector,” stated Greg Gianforte, founder and CEO. “Our customers want to increase their customer loyalty and revenue without increasing costs, and RightNow meets that challenge.  We accomplish this by leveraging our unique and patented knowledge foundation at multiple points of the customer interaction to deliver a great customer experience. After all, you make or break relationships one experience at a time. RightNow is leading the industry beyond CRM to higher impact customer experience, and helping our customers create powerful and sustainable differentiation in their markets.”

Susan Carstensen, CFO, added, “Strong performance in our North American sales groups helped drive our highest ever quarterly bookings of $37.6 million. We remain comfortable with our expectation of 40 – 50% bookings growth target for 2006.”  At March 31, 2006 deferred revenue totaled $80.9 million, or 53% more than one year earlier, and cash from operations in the first quarter 2006 totaled $6.1 million.

Guidance

•                  For the second quarter of 2006, revenue is anticipated to be in the range of $25.5 to $26.5 million. GAAP diluted net loss per diluted share is expected to be in the range of $(0.02) to $(0.04) cents. Excluding the effect of stock-based compensation, non-GAAP diluted net income per diluted share is expected to be in the range of $0.01 to $0.03 cents.

•                  For the full year 2006, revenue is anticipated to be in the range of $115 to $120 million, and GAAP diluted net income per share is expected to be in the range of $0.02 to $0.09 cents. Excluding the effect of stock-based compensation, non-GAAP diluted net income per share for the year is expected to be in the range of $0.16 to $0.23 cents.

Quarterly Conference Call

RightNow Technologies will discuss its quarterly results via teleconference at 4:30 p.m. (ET)/2:30 p.m. (MT) today, April 24, 2006. To access the call, please dial (800) 289-0494 at least five minutes prior to the start time. An audio webcast of the call will also be available at www.shareholder.com/rnow/medialist.cfm. A replay of today’s conference call will be available on the company Web site at www.shareholder.com/rnow/, under the Investor Webcasts menu, from 5:30 p.m. (MT) on April 24, 2006 until 10:00 p.m. (MT) May 8, 2006. You may also access a replay of today’s call by dialing (719) 457-0820 or (888) 203-1112 with the replay passcode 9256426.

About RightNow Technologies, Inc.

RightNow (NASDAQ: RNOW) is leading the industry beyond CRM to high-impact Customer Experience Management solutions. More than 1,500 companies around the world turn to RightNow to drive a superior customer experience across the frontlines of their business. As a win on service strategy becomes a business imperative, experience management solutions are increasingly recognized as a core driver of business success. Founded in 1997, RightNow is headquartered in Bozeman, Montana, with additional offices in North America, Europe and Asia. For further information, please visit www.rightnow.com.

RightNow is a registered trademark of RightNow Technologies, Inc. NASDAQ is a registered trademark of the NASDAQ Stock Market.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with our business model; our ability to develop or acquire, and gain market acceptance for new products, including our new sales and marketing and voice automation products, in a cost-effective and timely manner; the gain or loss of key customers; competitive pressures; our ability to expand operations; fluctuations in our earnings as a result of the impact of stock-based compensation expense; interruptions or delays in our hosting operations; breaches of our security measures; our ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; and our ability to expand, retain and motivate our employees and manage our growth. Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

FRNOW

RightNow Technologies, Inc.

Consolidated Balance Sheets

(In thousands) (Unaudited)

	March 31,	Dec 31,
	2006	2005
Assets
Cash and cash equivalents	$42,444	$40,874
Short-term investments	27,063	23,314
Accounts receivable	31,615	25,462

Term receivables, current	17,268	15,376
Allowance for doubtful accounts	(2,090)	(2,209)
Net receivables	46,793	38,629

Prepaid & other current assets	2,439	1,993
Total current assets	118,739	104,810

Property and equipment, net	6,632	6,451
Term receivables, non-current	12,611	10,697
Intangible assets, net	1,340	1,487
Other	107	231
Total Assets	$139,429	$123,676

Liabilities and Stockholders’ Equity
Accounts payable	$2,983	$2,308
Commissions and bonuses payable	3,706	2,910
Other accrued liabilities	6,248	5,733
Current portion of long-term debt	30	30
Current portion of deferred revenue	54,191	48,673
Total current liabilities	67,158	59,654

Long-term debt, less current portion	109	117
Deferred revenue, net of current portion	26,715	19,250

Stockholders’ equity:
Common stock	32	32
Additional paid-in capital	79,536	78,312
Accumulated other comprehensive (loss)	(393)	(401)
Accumulated deficit	(33,728)	(33,288)
Total stockholders’ equity	45,447	44,655
Total Liabilities Stockholders’ Equity	$139,429	$123,676

RightNow Technologies, Inc.

Consolidated Operating Statements

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended March 31,
	2006	2005
Revenue:
Software, hosting and support	$19,310	$13,874
Professional services	5,321	4,468
Total revenue	24,631	18,342

Cost of revenue:
Software, hosting and support	2,771	2,064
Professional services	4,104	2,696
Total cost of revenue	6,875	4,760

Gross profit	17,756	13,582

Operating expenses:
Sales and marketing	13,726	9,457
Research and development	3,130	2,161
General and administrative	2,056	1,410
Total operating expenses	18,912	13,028

Income (loss) from operations	(1,156)	554

Interest and other income (expense), net	672	292

Income (loss) before income taxes	(484)	846
(Provision) benefit for income taxes	44	(45)
Net income (loss)	$(440)	$801

Net income per share:
Basic	$(0.01)	$0.03
Diluted	$(0.01)	$0.02

Shares used in the computation:
Basic	31,943	29,816
Diluted	31,943	33,564

Supplemental information of stock-based compensation expense included in:
Cost of software, hosting and support	$38	$—
Cost of professional services	97	—
Sales and marketing	366	—
Product development	159	—
General and administrative	123
Total stock-based compensation	$783	$—

RightNow Technologies, Inc.

Consolidated Statements of Cash Flows

(In thousands) (Unaudited)

	Three Months Ended March 31,
	2006	2005
Operating activities:
Net income (loss)	$(440)	$801
Non-cash adjustments:
Depreciation and amortization	1,105	742
Provisions (recoveries) for uncollectible accounts receivable	(248)	52
Stock-based compensation	783	—
Changes in operating accounts:
Receivables	(9,798)	(2,402)
Prepaid and other current assets	(167)	(44)
Accounts payable	688	776
Commissions and bonuses payable	787	(663)
Other accrued liabilities	503	208
Deferred revenue	12,976	3,819
Other	(137)	(50)
Cash provided by operating activities	6,052	3,239

Investing activities:
Net change in short-term investments	(3,749)	11,488
Acquisition of property and equipment	(1,140)	(1,078)
Acquisition of intangible assets	(10)	—
Cash provided by (used for) investing activities	(4,899)	10,410

Financing activities:
Proceeds from issuance of common stock under employee benefit plans	433	588
Payments on long-term debt	(8)	—
Cash provided by financing activities	425	588

Effect of foreign exchange rates on cash and cash equivalents	(8)	(26)

Increase in cash and cash equivalents	1,570	14,211

Cash and cash equivalents at beginning of period	40,874	18,944
Cash and cash equivalents at end of period	$42,444	$33,155

RightNow Technologies, Inc.

Reconciliation of Non-GAAP Measurements

(Amounts in thousands, except per share amounts) (Unaudited)

Diluted Earnings Per Share Reconciliation

For the three months ended March 31, 2006

Net income (loss) as reported	$(440)
Add stock-based compensation	783
Net income before stock-based compensation (“SBC”)	$343

Diluted net (loss) per share, as reported	$(0.01)
Diluted net income per share, before SBC	0.01

Diluted shares outstanding, as reported	31,943
Diluted shares outstanding, excluding the effect of SBC	34,306

Forward-Looking Guidance Reconciliation

	GAAP Guidance				Non-GAAP Guidance
	From	To	Adjustment		From	To
Second quarter ending June 30, 2006
Net income (loss)	$(700)	$(1,400)	$1,600	[a]	$200	$900
Diluted EPS	$(0.02)	$(0.04)	$0.05	[b]	$0.01	$0.03
Diluted shares	32,200	32,200	2,000	[c]	34,200	34,200

Year ending December 31, 2006
Net income (loss)	$600	$3,100	$5,000	[a]	$5,600	$8,100
Diluted EPS	$0.02	$0.09	$0.14	[b]	$0.16	$0.23
Diluted shares	34,500	34,500	—		34,500	34,500

[a] Estimated stock-based compensation expense to be recorded for the periods indicated in accordance with Statement of Financial Accounting Standards No. 123R, Share-Based Payments, (“SFAS 123R”) which is effective for periods beginning January 1, 2006. Periods prior to 2006 do not include stock-based compensation expense.

[b] Estimated per diluted share effect of stock-based compensation noted in [a].

[c] Estimated adjustment for the dilutive effect of outstanding common stock equivalents.

About Non-GAAP Financial Measures

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.

RightNow’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding RightNow’s operating results because they facilitate the comparison of results for future periods with results from past periods. RightNow adopted SFAS 123R on January 1, 2006 using the modified prospective method. Results of prior periods have not been restated to conform with the 2006 presentation. We believe the calculation of diluted net income per share, calculated without stock-based compensation expense, provides a meaningful comparison to our diluted net income per share figures reported for 2005 and prior years.